                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): APRIL 20, 2000
                                                  --------------


                            AKAMAI TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)

           Delaware                       0-27275                 04-3432319
-------------------------------    ---------------------     -------------------
(State or other jurisdiction of    (Commission File No.)        (IRS Employer
incorporation or organization)                               Identification No.)

 500 Technology Square, Cambridge, Massachusetts                    02139
 -----------------------------------------------                  ----------
    (Address of principal executive offices)                      (Zip Code)

                                 (617) 250-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

     The undersigned Registrant hereby amends Item 7(b) of its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2000, which excluded certain financial statements which were not available at the time of filing, to read in its entirety as follows:

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (b)      Pro Forma Financial Information.

                      Unaudited Pro Forma Combined Condensed Balance Sheet at December 31, 1999

                      Unaudited Pro Forma Combined Condensed Statement of Continuing Operations for the Year Ended December 31, 1999

                      Notes to Unaudited Pro Forma Combined Condensed Financial Information

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2000                          AKAMAI TECHNOLOGIES, INC.


                                             /s/ Robert O. Ball III
                                             -------------------------------
                                             Robert O. Ball III
                                             Vice President, General Counsel and
                                             Secretary

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Akamai of INTERVU as well as the acquisition of Network24. These transactions are being accounted for as purchases. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of Akamai, INTERVU and Network24 and has been prepared to reflect the acquisition by Akamai of INTERVU and Network24 at December 31, 1999. The unaudited pro forma combined condensed statement of continuing operations is based on the individual historical statements of continuing operations of Akamai, INTERVU and Network24, and combines the results of continuing operations of Akamai, INTERVU and Network24 for the year ended December 31, 1999 as if the acquisitions occurred on January 1, 1999.

     The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisitions had been completed as of the beginning of the period presented, nor are they necessarily indicative of the future financial position or operating results of Akamai. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Akamai's, INTERVU's and Network24's operations. The costs related to restructuring and integration have not yet been determined and Akamai expects to charge these costs to operations during the quarter incurred.

     Pursuant to Rule 11-02 of Regulation S-X, the unaudited pro forma combined condensed financial information is based on continuing operations only and excludes the results of extraordinary items.

     The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and accompanying notes of Akamai, INTERVU and Network24 included in Akamai's Registration Statement on Form S-4 (File No. 333-31712), as amended, filed with the Securities and Exchange Commission on March 3, 2000.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       BALANCE SHEET AT DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                         PRO FORMA      PRO FORMA
                                    AKAMAI     NETWORK24    INTERVU     ADJUSTMENTS      COMBINED
                                   --------    ---------    --------    -----------     ----------
ASSETS
Current assets:
  Cash, cash equivalents and
     short-term investments......  $269,554     $ 3,260   $ 115,047     $  (12,494)(2)  $  375,367
  Accounts receivable, net.......     1,588         223       5,373             --           7,184
  Prepaid expenses and other
     current assets..............     2,521          41         925             --           3,487
                                   --------     -------    --------     ----------      ----------
          Total current assets...   273,663       3,524     121,345        (12,494)        386,038
Property and equipment...........    23,875         445      13,858             --          38,178
Intangible assets, net...........       434          --       1,156        194,516(2)    2,876,409
                                                                         2,680,303(3)
Other assets.....................     2,843          --       6,360             --           9,203
                                   --------     -------    --------     ----------      ----------
          Total assets...........  $300,815     $ 3,969    $142,719     $2,862,325      $3,309,828
                                   ========     =======    ========     ==========      ==========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
     expenses....................  $ 11,070     $   302    $  3,690     $   29,500(4)   $   44,562
  Accrued payroll and benefits...     3,614          71       1,145             --           4,830
  Deferred revenue...............       698          44         554             --           1,296
  Current portion of obligations
     under capital lease and
     equipment loan..............       504          39         385             --             928
  Current portion of long-term
     debt........................     2,751          --          60             --           2,811
                                   --------     -------    --------     ----------      ----------
          Total current
            liabilities..........    18,637         456       5,834         29,500          54,427
Obligations under capital lease
  and equipment loan.............       733          21         671             --           1,425
                                   --------     -------    --------     ----------      ----------
          Total liabilities......    19,370         477       6,505         29,500          55,852
                                   --------     -------    --------     ----------      ----------
Preferred stock..................        --          58      30,001        (30,059)(6)          --
Common stock.....................       925         122          15            106(5)        1,031
                                                                              (137)(6)
Addition paid-in capital.........   374,739      19,592     203,823      2,992,652(5)    3,367,391
                                                                          (223,415)(6)
Notes receivable from officers
  for stock......................    (5,907)       (227)         --             --          (6,134)
CNN prepaid advertising..........        --          --     (20,000)            --         (20,000)
Deferred compensation and other
  equity related charges.........   (29,731)    (12,931)     (8,943)        21,874(6)      (29,731)
Accumulated other comprehensive
  loss...........................        --          --         (99)            99(6)           --
Accumulated deficit..............   (58,581)     (3,122)    (68,583)        71,705(6)      (58,581)
                                   --------     -------    --------     ----------      ----------
          Total stockholders'
            equity...............   281,445       3,492     136,214      2,832,825       3,253,976
                                   --------     -------    --------     ----------      ----------
          Total liabilities and
            stockholders'
            equity...............  $300,815     $ 3,969    $142,719     $2,862,325      $3,309,828
                                   ========     =======    ========     ==========      ==========

           See accompanying notes to the unaudited pro forma combined condensed financial information.

               UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
         OF CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA     PRO FORMA
                                   AKAMAI      NETWORK24     INTERVU      ADJUSTMENTS     COMBINED
                                 ----------    ---------    ----------    -----------    ----------
Revenue........................  $    3,986     $   735     $   11,834     $      --     $   16,555
                                 ----------     -------     ----------     ---------     ----------
Operating expenses:
  Cost of service..............       9,002         768          5,160            --         14,930
  Engineering and
     development...............      11,749         463         10,094          (169)(7)     22,137
  Sales, general and
     administrative............      29,668       2,270         26,745        (1,457)(7)    658,126
                                                                              64,839(2)
                                                                             536,061(3)
  Charges associated with the
     NBC Strategic Alliance
     Agreement.................          --          --         17,194            --         17,194

  Equity related
     compensation..............      10,005          --             --         1,626(7)      11,631
                                 ----------     -------     ----------     ---------     ----------
          Total operating
            expenses...........      60,424       3,501         59,193       600,900        724,018
                                 ----------     -------     ----------     ---------     ----------
Operating loss.................     (56,438)     (2,766)       (47,359)     (600,900)      (707,463)
Interest income, net...........       2,269          62          3,968            --          6,299
                                 ----------     -------     ----------     ---------     ----------
Loss from continuing
  operations...................  $  (54,169)    $(2,704)    $  (43,391)    $(600,900)    $ (701,164)
                                 ==========     =======     ==========     =========     ==========
Loss from continuing operations
  per common share(1):
  Basic and diluted............  $    (1.80)                $    (3.23)                  $   (17.21)
                                 ==========                 ==========                   ==========
Weighted average number of
  common shares(1):
  Basic and diluted............  30,177,376                 13,452,463                   40,743,866
                                 ==========                 ==========                   ==========

           See accompanying notes to the unaudited pro forma combined condensed financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

A. PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

     The following unaudited pro forma combined condensed financial information assumes the acquisition by Akamai of INTERVU as well as the acquisition of Network24 in transactions to be accounted for as purchases. The unaudited pro forma combined condensed balance sheet is based on the individual balance sheets of Akamai, INTERVU and Network24 and has been prepared to reflect the acquisition by Akamai of INTERVU and Network24 at December 31, 1999. The unaudited pro forma combined condensed statement of continuing operations is based on the individual statements of continuing operations of Akamai, INTERVU and Network24, and combines the results of continuing operations of Akamai, INTERVU and Network24 for the year ended December 31, 1999 as if the acquisitions occurred on January 1, 1999.

     Pursuant to the merger agreement, upon completion of the merger, Akamai expects to issue 9.9 million shares of its common stock in exchange for all outstanding shares of INTERVU common stock and INTERVU preferred stock based on an exchange ratio of 0.5957. In addition, Akamai will exchange options and warrants exercisable for INTERVU common stock for options and warrants exercisable for 2.1 million shares of Akamai common stock.

     On February 10, 2000, Akamai issued 599,152 shares of Akamai common stock in exchange for all outstanding shares of common and preferred stock of Network24. Akamai also issued options exercisable for 136,877 shares of common stock and warrants exercisable for 58,985 shares of common stock in replacement of outstanding options and warrants for common stock of Network24.

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     1. The unaudited pro forma combined per share amounts are based on the pro forma combined weighted average number of shares of Akamai common stock which equals Akamai's weighted average number of shares of Akamai common stock outstanding for the period plus 9.9 million shares of Akamai common stock that are expected to be issued at the completion of the acquisition of INTERVU and the 599,152 shares of Akamai common stock issued in the acquisition of Network24. All potential common stock equivalents of Akamai, INTERVU and Network24 have been excluded from the calculation of pro forma loss from continuing operations per common share as their inclusion would be anti-dilutive.

     2. Akamai estimates the purchase price for Network24 to be approximately $198.2 million based on the consideration paid to Network24 stockholders including common stock, options, warrants and cash, plus acquisition related expenses. For purposes of measuring the value of the transaction, the value of the Akamai common stock issued was based on the average closing price of Akamai's common stock three days before and after the parties agreed to the terms of the acquisition and the terms were announced. The value of options and warrants issued were estimated using the Black Scholes valuation model. Akamai is currently in the process of performing a full assessment of the fair value of the net assets acquired. For the purposes of the preparation of the pro forma combined condensed financial information, Akamai has allocated $3.7 million of the purchase price to tangible assets acquired and liabilities assumed based on the book value as of December 31, 1999. The remainder has been allocated to intangible assets which are expected to include: completed technology, workforce, trademarks and goodwill. Based on an estimated useful life of three years for such intangible assets, the unaudited pro forma combined condensed financial information includes an adjustment of $64.8 million for amortization expense. The allocation of the purchase price to tangible and intangible assets, as well as the related amortization expense may change materially as a result of the completion of Akamai's evaluation of the fair value of the net assets acquired.

     3. Akamai estimates the purchase price for INTERVU to be approximately $2.837 billion based on the consideration to be paid to INTERVU stockholders including common stock, options and warrants, plus acquisition related expenses. For purposes of measuring the value of the transaction, the value of the Akamai common stock issued was based on the average closing price of Akamai's common stock three days before and after the parties agreed to the terms of the acquisition and the terms were announced. The value of options and warrants to be issued were estimated using the Black Scholes valuation model. Akamai is currently in the process of performing a full assessment of the fair value of the net assets acquired. For the purposes of the preparation of the pro forma combined condensed financial information, Akamai has allocated $156.2 million of the purchase price to tangible assets acquired and liabilities assumed based on the book value as of December 31, 1999, including $20.0 million of CNN prepaid advertising recorded as a component of stockholders' equity. The remainder has been allocated to intangible assets which are expected to include: completed technology, workforce, patents, trademarks and goodwill. Based on an estimated useful life of three to five years for such intangible assets, the unaudited pro forma combined condensed financial information includes an adjustment of $536.1 million for amortization expense. The allocation of the purchase price to tangible and intangible assets, as well as the related amortization expense may change materially as a result of the completion of Akamai's evaluation of the fair value of the net assets acquired.

     4. Increase in accrued expenses for estimated acquisition related expenses of $27.9 million for INTERVU and $1.6 million for Network24.

     5. Increase in stockholders' equity for the issuance of 599,152 shares of Akamai common stock for the acquisition of Network24 and 9.9 million shares of Akamai common stock expected to be issued at the completion of the acquisition of INTERVU. As a result, the recorded value of Akamai common stock and additional paid-in capital increased $6,000 and $184.1 million, respectively, for the acquisition of Network24 and $100,000 and $2.809 billion, respectively, for the acquisition of INTERVU.

     6. Elimination of Network24 and INTERVU equity accounts.

     7. Certain reclassification, none of which affects loss from continuing operations, have been made to the Network24 and INTERVU statements of operations in the unaudited pro forma combined condensed statements of continuing operations to classify equity related compensation on a consistent basis.